Exhibit 99.1
Endeavour Announces
Third Quarter 2010 Financial and Operational Results
•	UK West Rochelle well confirms reservoir

•	Sale of UK Cygnus Asset

•	Continued success in US Haynesville
Houston, November 3, 2010 — Endeavour International Corporation (NYSE-Amex: END) (LSE: ENDV) today reported discretionary cash flow for the third quarter of 2010 was $6.1 million compared to $7.6 million in the third quarter of 2009 and $11.2 million for the second quarter of 2010. Net loss, as adjusted, was $(14.6) million for the third quarter of 2010 compared to $(6.4) million in the same period last year. On a GAAP basis, net loss was $(11.7) million for the third quarter of 2010 as compared to $(4.5) million in the same quarter in 2009.
“During the quarter, we achieved several important goals by executing steps to enhance Endeavour’s overall value from both an operational, as well as a financial perspective,” said William L. Transier, chairman, chief executive officer and president. “The combination of the West Rochelle discovery, our recent financing and the sale of our Cygnus asset positions the company to execute our growth strategy.”
Highlights for the third quarter are as follows:
West Rochelle Discovery Confirms Gas and Oil Reservoir — Located in the Central North Sea, the West Rochelle well was spud on September 3rd and reached a total depth of 10,787ft on October 7th encountering natural gas with an oil rim in an excellent quality reservoir similar to that discovered at Rochelle. The well has been sidetracked to the north and has encountered hydrocarbons that extend the West Rochelle area. The well straddles Blocks 15/26c and 15/26b and lies west of the Rochelle gas field in Block 15/27. The West Rochelle accumulation is expected to be developed as a tie-back to the Rochelle field.
Completed the Sale of the UK Cygnus Asset — In October, Endeavour successfully completed the sale of its UK Cygnus asset to Bayerngas UK Ltd. for $110 million in cash. The cash proceeds were not burdened by any current taxes payable and are being used primarily to accelerate the company’s development projects.
Continued US Drilling Success and Momentum in the Haynesville — In the third quarter, net sales from US production more than doubled from the previous quarter. Production growth was driven by activity in the Louisiana Haynesville shale play where the company had four successful completions during the quarter. The Woodard 10-H well, where Endeavour holds a 40.8% working interest, flowed gas at an initial production rate of 22.6 million cubic feet of gas equivalent per day. The company currently has an interest in four additional Haynesville wells waiting on completion, including two wells operated by its joint venture partner Cohort Energy. Endeavour plans to continue a conservative 1-2 rig drilling program for the remainder of the year in Louisiana and East Texas maintaining flexibility to adjust drilling activity in accordance with current and future gas prices. In the

Pennsylvania Marcellus shale play, the company will participate in two horizontal wells to be drilled in the fourth quarter to further evaluate the Daniel Field in Cameron County where an integrated development plan is being formalized. In Alabama, the Hillwood-operated joint venture successfully drilled two vertical pilot tests which will be evaluated for future horizontal re-entries and/or completion tests.
Completed a Financing Transaction for $160 million — In August, Endeavour closed on a $150 million senior secured credit facility. Of the total proceeds, $66 million was used to repay the company senior bank and second lien facilities. This facility offered the company the flexibility to sell assets and reinvest the proceeds in the business, make acquisitions and incur additional debt. It bears cash interest of 12 percent plus three percent payment in-kind payable in cash at the company’s option. The facility contains a covenant package customary for transactions of this type and is callable after the first year. During October 2010, the company borrowed an additional $10 million as provided under this facility.
Awarded Blocks in the 26th Offshore Gas and Licensing Round — Endeavour has been awarded licenses in four blocks or part blocks in the United Kingdom North Sea. The blocks are located in the company’s core focus areas.
Share Consolidation Effected in the Form of a Reverse Stock Split — Earlier this week, the company announced a 1-for-7 share consolidation of its common stock in the form of a reverse stock split that is expected to be effective at the opening of trading on November 18, 2010. With this share consolidation, the company expects to make the stock available to a broader range of investors and position the company’s trading metrics more in-line with its peers. As a result of the share consolidation, every seven shares of common stock outstanding will automatically be combined into one share of common stock and holders who would otherwise receive fractional shares will have their shares rounded up to the next whole share. The company has not restated any share or per share amounts as a result of this share consolidation within this release.
Guidance for Year 2010
The table below sets forth estimates for operating statistics for the full year ending December 31, 2010.

Estimated Average Production (A)
Daily Production (BOE per day)	4,500	to	6,000

Differentials (B)
Oil ($/Bbl)	$(5.00)	to	$(6.00)
Gas ($Mcf)	$(0.50)	to	$(0.60)

Gas percentage of Total	55%	to	60%
Lease Operating Expense ($ per barrel)	$8.00	to	$10.00

(A)	Actual results may differ materially from these estimates.

(B)	For purposes of the estimates, assumptions of price differentials are based on location, quality and other factors, excluding the effects of derivative financial instruments. Gas price differentials are stated as premiums (discounts) from Henry Hub pricing, and oil price differentials are stated as premiums (discounts) from West Texas Intermediate pricing.

Earnings Conference Call, Wednesday, November 3, 2010 at 9:00 a.m., Central Daylight Time, 2:00 p.m. British Time
Endeavour International will host a conference call and web cast to discuss its 2010 third quarter financial and operating results on Wednesday, November 3, 2010 at 9 a.m. Central Daylight Time, 2 p.m. British Time. To participate and ask questions during the conference call, dial the local country telephone number and the confirmation code 9961634. The toll-free numbers are 888-812-8569 in the United States and 0-808-101-1402 in the United Kingdom. Other international callers should dial 913-312-0970 (tolls apply). To listen only to the live audio web cast access Endeavour’s home page at http://www.endeavourcorp.com. A replay will be available beginning at 12:00 p.m. Central Daylight Time on November 3 through 12:00 p.m. on November 10 by dialing toll free 888-203-1112 (U.S.) or 719-457-0820 (international), confirmation code 9961634.
Endeavour International Corporation is an oil and gas exploration and production company focused on the acquisition, exploration and development of energy reserves in the North Sea and the United States. For more information, visit http://endeavourcorp.com.
Additional information for investors:
Certain statements in this news release should be regarded as “forward-looking” statements within the meaning of the securities laws. These statements speak only of as of the date made. Such statements are subject to assumptions, risk and uncertainty. Actual results or events may vary materially.
As of January 1, 2010, the Securities and Exchange Commission (SEC) changed its rules to permit oil and gas companies, in their filings with the SEC, to disclose not only proved reserves, but also probable reserves and possible reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geosciences and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire. Probable reserves include those additional reserves that a company believes are as likely as not to be recovered and possible reserves include those additional reserves that are less certain to be recovered than probable reserves. We use may use certain terms in our news releases, such as “reserve potential,” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. In addition, we do not represent that the probable or possible reserves described herein meet the recoverability thresholds established by the SEC in its new definitions. Investors are urged to also consider closely the disclosure in our filings with the SEC, available from our website at www.endeavourcorp.com. Endeavour is also subject to the requirements of the London Stock Exchange and considers the disclosures in this release to be appropriate and/or required under the guidelines of that exchange.
For further information:

Endeavour — Investor Relations
Mike Kirksey	713.307.8788
Darcey Matthews	713.307.8711

Pelham Public Relations — UK Media
Philip Dennis	+44 (0)207 861 3919
Henry Lerwill	+44 (0)207 861 3169

Endeavour International Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	September 30,	December 31,
	2010	2009
Assets
Current Assets:
Cash and cash equivalents	$16,527	$27,287
Restricted cash	32,524	2,879
Accounts receivable	9,812	14,800
Prepaid expenses and other current assets	9,558	10,118

Total Current Assets	68,421	55,084

Property and Equipment, Net	334,749	266,587
Assets Held for Sale	21,145	—
Goodwill	211,886	211,886
Other Assets	26,423	5,322

Total Assets	$662,624	$538,879

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$30,476	$12,401
Current maturities of debt	16,500	—
Accrued expenses and other	16,850	17,798

Total Current Liabilities	63,826	30,199

Long-Term Debt	314,708	223,385
Deferred Taxes	86,887	80,692
Other Liabilities	72,722	85,412

Total Liabilities	538,143	419,688

Commitments and Contingencies

Series C Convertible Preferred Stock	53,152	59,058

Stockholders’ Equity	71,329	60,133

Total Liabilities and Stockholders’ Equity	$662,624	$538,879

Endeavour International Corporation
Condensed Consolidated Statement of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues	$19,849	$7,759	$55,102	$42,179

Cost of Operations:
Operating expenses	4,595	3,876	10,881	14,455
Depreciation, depletion and amortization	7,697	5,646	21,290	24,828
Impairment of oil and gas properties	—	—	7,692	30,645
General and administrative	4,237	4,091	12,873	12,041

Total Expenses	16,529	13,613	52,736	81,969

Income (Loss) From Operations	3,320	(5,854)	2,366	(39,790)

Other Income (Expense):
Derivatives:
Realized gains (losses)	(452)	7,530	(1,552)	28,581
Realized loss on early termination	(10,201)	—	(10,201)	—
Unrealized gains (losses)	6,441	(4,360)	11,477	(38,455)
Interest expense	(10,474)	(3,919)	(21,733)	(12,054)
Interest income and other	(2,327)	1,402	1,281	(6,932)

Total Other Income (Expense)	(17,013)	653	(20,728)	(28,860)

Loss Before Income Taxes	(13,693)	(5,201)	(18,362)	(68,650)
Income Tax Expense (Benefit)	(2,001)	(441)	7,916	(10,477)

Loss from Continuing Operations	(11,692)	(4,760)	(26,278)	(58,173)
Income from Discontinued Operations	—	277	—	46,646

Net Loss	(11,692)	(4,483)	(26,278)	(11,527)
Preferred Stock Dividends	546	2,696	1,682	8,061

Net Loss to Common Stockholders	$(12,238)	$(7,179)	$(27,960)	$(19,588)

Basic and Diluted Net Loss per Common Share:
Continuing operations	$(0.07)	$(0.06)	$(0.17)	$(0.51)
Discontinued operations	—	—	—	0.36

Total	$(0.07)	$(0.06)	$(0.17)	$(0.15)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	167,641	130,109	159,801	129,719

Endeavour International Corporation
Condensed Consolidated Statement of Cash Flows
(Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(26,278)	$(11,527)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation, depletion and amortization	21,290	29,509
Impairment of oil and gas properties	7,692	30,645
Deferred tax expense (benefit)	6,195	(3,269)
Unrealized (gains) losses on derivatives	(11,477)	38,455
Gain on sale of Norwegian operations	—	(47,420)
Other	13,767	13,577
Changes in operating assets and liabilities	20,113	(10,286)

Net Cash Provided by Operating Activities	31,302	39,684

Cash Flows From Investing Activities:
Capital expenditures	(75,677)	(88,639)
Acquisitions	(39,279)	(4,127)
Proceeds from sales, net of cash	—	144,765
(Increase) decrease in restricted cash	(29,645)	20,366

Net Cash Provided by (Used in) Investing Activities	(144,601)	72,365

Cash Flows From Financing Activities:
Borrowings (repayments) of borrowings	100,058	(64,458)
Proceeds from issuance of common stock	30,181	—
Dividends paid	(1,563)	(7,969)
Other financing	(26,137)	27

Net Cash Provided by (Used in) Financing Activities	102,539	(72,400)

Net Increase (Decrease) in Cash and Cash Equivalents	(10,760)	39,649
Cash and Cash Equivalents, Beginning of Period	27,287	38,156

Cash and Cash Equivalents, End of Period	$16,527	$77,805

Endeavour International Corporation
Operating Statistics
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Sales volume (1)
Oil and condensate sales (Mbbls):
United Kingdom	127	82	429	494
United States	2	1	5	2

Continuing operations	129	83	434	496
Discontinued operations — Norway	—	—	—	310

Total	129	83	434	806

Gas sales (MMcf):
United Kingdom	869	629	2,614	2,777
United States	978	19	1,699	130

Continuing operations	1,847	648	4,313	2,907
Discontinued operations — Norway	—	—	—	686

Total	1,847	648	4,313	3,593

Oil equivalent sales (MBOE)
United Kingdom	272	187	864	957
United States	165	4	288	23

Continuing operations	437	191	1,152	980
Discontinued operations — Norway	—	—	—	425

Total	437	191	1,152	1,405

Total BOE per day	4,755	2,072	4,222	5,147

Physical production volume (BOE per day) (2):
United Kingdom	2,993	2,777	3,130	3,675
United States	1,995	32	1,117	54

Continuing operations	4,988	2,809	4,247	3,729
Discontinued operations — Norway	—	—	—	1,545

Total	4,988	2,809	4,247	5,274

Realized Prices (3)
Oil and condensate price ($ per Bbl):
Before commodity derivatives	$75.64	$61.73	$74.72	$47.38
Effect of commodity derivatives	(3.11)	46.05	(7.12)	24.47

Realized prices including commodity derivatives	$72.53	$107.78	$67.60	$71.85

Gas price ($ per Mcf):
Before commodity derivatives	$5.44	$4.10	$5.26	$5.99
Effect of commodity derivatives	(0.03)	5.75	0.36	2.46

Realized prices including commodity derivatives	$5.41	$9.85	$5.62	$8.45

Equivalent oil price ($ per BOE):
Before commodity derivatives	$45.37	$40.70	$47.81	$42.51
Effect of commodity derivatives	(1.03)	39.50	(1.35)	20.34

Realized prices including commodity derivatives	$44.34	$80.20	$46.46	$62.85

(1)	We record oil revenues on the sales method, i.e. when delivery has occurred. Actual production may differ based on the timing of tanker liftings. We use the entitlements method to account for sales of gas production.

(2)	The average sales prices reflect both our continuing and discontinued operations and include realized gains and losses for derivative contracts we utilize to manage price risk related to our future cash flows.

Endeavour International Corporation
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)
(Amounts in thousands)
As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income (loss) to the following non-GAAP financial measures: net income, as adjusted, Adjusted EBITDA and discretionary cash flow. We use these non-GAAP measures as key metrics for our management and to demonstrate our ability to internally fund capital expenditures and service debt. The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net loss	$(11,692)	$(4,483)	$(26,278)	$(11,527)

Depreciation, depletion and amortization	7,697	5,646	21,290	29,509
Impairment of oil and gas properties	—	—	7,692	30,645
Deferred tax expense (benefit)	(2,249)	327	6,195	(3,269)
Gain on asset sales	—	(277)	—	(47,420)
Unrealized (gain) loss on derivatives	(6,441)	4,360	(11,477)	38,455
Realized loss on early termination of derivatives	10,201	—	10,201	—
Other	8,613	2,042	3,566	13,577

Discretionary Cash Flow (1)	$6,129	$7,615	$11,189	$49,970

Net loss to common shareholders	$(12,238)	$(7,179)	$(27,960)	$(19,588)
Impairment of oil and gas properties (net of tax) (2)	—	—	7,692	15,988
Unrealized (gain) loss on derivatives (net of tax) (3)	(2,413)	2,885	(5,070)	23,632
Currency impact on deferred taxes	95	(2,106)	(51)	8,143

Net Income (Loss) as Adjusted	$(14,556)	$(6,400)	$(25,389)	$28,175

Net loss	$(11,692)	$(4,483)	$(26,278)	$(11,527)

Unrealized (gain) loss on derivatives	(6,441)	4,360	(11,477)	38,455
Realized loss on early termination of derivatives	10,201	—	10,201	—
Net interest expense	10,467	3,877	21,704	11,860
Depreciation, depletion and amortization	7,697	5,646	21,290	29,509
Impairment of oil and gas properties	—	—	7,692	30,645
Income tax expense (benefit)	(2,001)	(441)	7,916	(5,047)
Gain on asset sales	—	(277)	—	(47,420)

Adjusted EBITDA	$8,231	$8,682	$31,048	$46,475

(1)	Discretionary cash flow is equal to cash flow from operating activities before the changes in operating assets and liabilities, excluding the early termination of commodity derivatives.

(2)	Net of tax benefits of $(14,657) for the nine months ended September 30, 2009.

(3)	Net of tax (benefits) expense of $(4,029), $1,475, $(6,408) and $14,823, respectively.